                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                                  Lukens Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                  Lukens Inc.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

[LOGO OF LUKENS APPEARS HERE]
--------------------------------------------------------------------------------

NOTICE OF
ANNUAL
MEETING                  March 25, 1996
AND PROXY
STATEMENT                TO OUR STOCKHOLDERS:

                         It is a pleasure for me to invite you to our Annual Meeting of Stockholders, which will be held on Wednesday, April 24, 1996, starting at 1:30 P.M. in the Company's Administrative Resources Center, Modena Road, South Coatesville, Pennsylvania.

                         The following pages of this Notice of Annual Meeting and Proxy Statement describe the matters which will be discussed and acted upon at the meeting. In addition, a current report on the Company's business and activities will be presented.

                         I hope you will attend; however, whether or not you do plan to attend, it is important that your shares, regardless of the number, be represented. Accordingly, I urge you to complete, sign, date and return your Proxy in the envelope enclosed for your convenience.

                         Sincerely yours,

                         /s/ R. W. Van Sant

                         R. W. Van Sant
                         Chairman, President and
                         Chief Executive Officer

NOTICE OF
ANNUAL MEETING

                                                                  March 25, 1996

TO THE STOCKHOLDERS OF
LUKENS INC.:

 This is to notify you that the Annual Meeting of Stockholders of Lukens Inc. will be held at 1:30 P.M. on Wednesday, April 24, 1996, in the Company's Administrative Resources Center, Modena Road, South Coatesville, Pennsylvania, for the following purposes:

  1. To elect three persons to the Board of Directors of the Company;

  2. To consider and vote upon a proposal to amend the Company's 1985 Stock Option and Appreciation Plan to increase by 900,000 the shares authorized for issuance under the Plan; and

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

 The record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof was March 1, 1996, and only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

 WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

                                             By Order of the Board of
                                             Directors

                                             /s/ William D. Sprague

                                             William D. Sprague
                                             Vice President, General Counsel
                                             and Secretary

PROXY STATEMENT

                                                                 March 25, 1996

LUKENS INC.
50 South First Avenue
Coatesville, Pennsylvania 19320

 This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lukens Inc. (the "Company") of Proxies for the Annual Meeting of Stockholders to be held April 24, 1996, or any adjournment thereof. Copies of this Proxy Statement, the accompanying Proxy and the Company's Annual Report for 1995 are being mailed to the stockholders on or about March 25, 1996.

 Subject to the conditions set forth in the Notice of Annual Meeting accompanying this Proxy Statement, the shares represented by each executed Proxy will be voted in accordance with the instructions given. If no instruction is made on an executed Proxy, the Proxy will be voted FOR all three of the nominees to the Board and FOR the proposal to amend the Company's 1985 Stock Option and Appreciation Plan. Any stockholder giving a Proxy has the power to revoke it at any time before its exercise by attending the meeting and voting in person, by giving notice of revocation to the Secretary of the Company or by filing a later dated Proxy.

 The holders of common stock and preferred stock of record at the close of business on March 1, 1996 (the "Record Date") will be entitled to vote on all matters to be voted upon at the Annual Meeting or any adjournment thereof. The Proxy will also serve as voting instructions from participants to the trustees under the Lukens Inc. Employees Capital Accumulation Plan, the Lukens Group Employees Capital Accumulation Plan, the Lukens Inc. Capital Accumulation Plan for Hourly Employees (USW, AFL-CIO, Coatesville, PA), the Washington Steel Corporation Employees Capital Accumulation Plan (Washington, PA) and the Washington Steel Corporation Employees Capital Accumulation Plan (Massillon,
OH) with respect to shares of common and/or preferred stock credited to a participant's account on the Record Date and to American Stock Transfer & Trust Company as the administrator under the Company's Dividend Reinvestment Plan with respect to shares of common stock held therein on the Record Date.

 Generally, each share of common stock is entitled to one vote per matter and each share of preferred stock is entitled to three votes per matter, with holders of common stock and holders of preferred stock generally voting together as a single class. However, record holders are permitted to vote cumulatively with respect to the election of Directors. In that case such holders have the right to multiply the number of shares which they are entitled to vote by the number of Directors to be elected and to cast the resulting number of votes all for one candidate or to distribute them among any two or more candidates. In addition, the Lukens Inc. Employees Capital Accumulation Plan provides that each participant may direct the trustee how to vote such participant's pro rata portion of unallocated shares of preferred stock, as well as shares of preferred stock that have not been voted. Shares of common stock held in the Lukens Inc. Employees Capital Accumulation Plan, the Lukens Group Employees Capital Accumulation Plan, the Washington Steel Corporation Employees Capital Accumulation Plans and the Dividend Reinvestment Plan for which signed Proxies are not returned will not be voted. Shares of common stock held in the Lukens Inc. Capital Accumulation Plan for Hourly Employees (USW, AFL-CIO, Coatesville, PA) that have not been voted will, if directed by the Employee Benefits Finance Committee of the Company, be voted by the trustee in the same proportion as the shares held therein for which signed Proxies are returned by the participants. Shares held in the Capital Accumulation Plans are subject to confidential voting procedures.

 The Company had approximately 14,775,544 shares of common stock and approximately 493,463 shares of preferred stock issued and outstanding on the Record Date. The presence at the meeting in person or by proxy of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum at the meeting. Abstentions will be counted for the purpose of establishing a quorum but will not be voted. Broker non-votes will not be counted for the purpose of establishing a quorum and will not be voted. Stockholders entitled to vote may do so in person or by proxy. The Company may require that any votes cast in person be cast by written ballot.

                             ELECTION OF DIRECTORS

 The Company's Board of Directors is divided into three classes. Directors in each class are elected to serve for a term of three years. The terms are staggered so that approximately one-third of the Board stands for election each year. At the 1996 Annual Meeting of Stockholders, three persons will be elected to the Board to serve until the 1999 Annual Meeting or until their successors are elected and qualified. The three nominees who receive the most votes at the Annual Meeting will be elected to the Board. Management of the Company believes that the Directors listed below will serve in their positions for the remainder of their terms, with the exception of Stuart J. Northrop, who will retire in October 1996 pursuant to Company policy.

 The Company's Board of Directors has nominated Michael O. Alexander, David B. Price, Jr. and Joab L. Thomas for terms expiring at the 1999 Annual Meeting of Stockholders. The persons named in the accompanying Proxy intend to vote for the election of such nominees unless authority to vote for one or more of such persons is specifically withheld in the Proxy. All of the nominees are currently Directors of the Company. As far as is presently known, all of the nominees are willing and able to serve as Directors. If any of them withdraws or otherwise becomes unavailable for any reason, the persons named in the Proxy will use their best judgment in selecting and voting for substitute nominees unless the Board of Directors reduces the number of Directors constituting the entire Board.

NOMINEES FOR TERMS EXPIRING IN 1999

Michael O. Alexander    Mr. Alexander, 55, has been the President of The
                        International Forum Inc. since June 1993 and the
                        Director of the International Forum at the Wharton
                        School, University of Pennsylvania, since 1988. Mr.
                        Alexander has been a Director of the Company since
                        1993 and is a member of the Audit Committee and the Finance Committee.

David B. Price, Jr.     Mr. Price, 50, has been the President of the
                        Performance Materials Division of Monsanto Company since 1995. Monsanto Company is a global producer of chemicals, agricultural products, food ingredients and pharmaceuticals. Previously at that company, he was Vice President and General Manager of Commercial
                        Operations, the Industrial Products Division, from
                        1993 to 1995 and Vice President and General Manager of the Performance Products Division from 1991 to 1993. Mr. Price was elected to the Board of Directors effective February 1996.

Joab L. Thomas          Mr. Thomas, 63, President Emeritus of The
                        Pennsylvania State University, was President of that university from 1990 to 1995. Mr. Thomas has been a Director of the Company since 1992 and is a member of the Audit Committee, the Executive Committee and the Finance Committee. He is also a director of Blount, Inc. and Mellon Bank Corporation.

DIRECTORS WITH TERMS EXPIRING IN 1998

Rod Dammeyer
                        Mr. Dammeyer, 55, has been President and a director since 1985, and Chief Executive Officer since 1993, of Anixter

                        International Inc., a value-added provider of integrated networking and cabling solutions and equipment, formerly known as Itel Corporation. He has also been a director of Great American Management & Investment, Inc., a diversified manufacturing company, since 1992 and President and Chief Executive Officer of that corporation since 1994. Mr. Dammeyer was elected to the Board of Directors of the Company effective September 1995. He also serves as a director of Antec Corporation, Capsure Holdings Corp., Falcon Building Products, Inc., IMC Global Inc., Jacor Communications, Inc. and Van Kampen American Capital, Inc.

Sandra L. Helton        Ms. Helton, 46, has been Senior Vice President and
                        Treasurer of Corning Incorporated since July 1994.
                        Corning Incorporated is an international corporation focused in four business segments: Specialty
                        Materials, Communications, Laboratory Services and
                        Consumer Products. From 1991 to July 1994 she served as Vice President and Treasurer of that corporation.
                        She has been a Director of the Company since 1995.
                        Ms. Helton is a member of the Audit Committee and the Finance Committee.

William H. Nelson, III  Mr. Nelson, 67, was Executive Vice President and
                        President of the Natural Resources Division of Scott Paper Company, primarily a manufacturer of pulp, paper and forest-related products, from 1981 to 1986. He has been a Director of the Company since 1972. He is Chairman of the Audit Committee and a member of the Executive Committee and the Executive Development and Compensation Committee.

Stuart J. Northrop      Mr. Northrop, 70, was Chief Executive Officer and
                        Chairman of Huffy Corporation, a manufacturer of bicycles and other leisure products, from 1986 to 1994. He has been a Director of the Company since
                        1982. He is Chairman of the Executive Development and
                        Compensation Committee and is a member of the Committee on the Board and the Executive Committee.
                        Mr. Northrop is also a director of Union Corporation, Wolverine World Wide, Inc. and EFW, a subsidiary of
                        Elbit Systems of America.

DIRECTORS WITH TERMS EXPIRING IN 1997

T. Kevin Dunnigan       Mr. Dunnigan, 58, has been the Chief Executive
                        Officer of Thomas & Betts Corporation, a manufacturer of electrical equipment, since 1985. He has also been the Chairman of that corporation since 1992 and has been a member of its board of directors since 1975.
                        Mr. Dunnigan has been a Director of the Company since
                        1994. He is Chairman of the Committee on the Board and a member of the Executive Committee and the Executive Development and Compensation Committee. He is also a director of Elsag Bailey N.V. and C.R. Bard
                        Inc.

Ronald M. Gross         Mr. Gross, 62, has been President and a director
                        since 1978, Chief Executive Officer since 1981 and
                        Chairman of the Board since 1984 of Rayonier Inc., a forest products company, formerly known as ITT
                        Rayonier Inc. He also serves as a director of The
                        Pittston Company and as President and a director of Rayonier Forest Resources Company, the managing general partner of Rayonier Timberlands, L.P., a publicly traded master limited partnership. Mr. Gross has been a Director of the Company since 1991 and is Chairman of the Finance Committee and a member of both the Executive Development and Compensation
                        Committee and the Committee on the Board.

W. Paul Tippett         Mr. Tippett, 63, has been a Director of the Company
                        since 1989. He was the President of Springs
                        Industries, Inc., a manufacturer of finished fabrics, home furnishings and industrial fabrics from 1985 through 1989. Prior to that time Mr. Tippett was Chairman and Chief Executive Officer of American
                        Motors Corporation. Mr. Tippett is a member of the Committee on the Board, the Audit Committee and the Executive Development and Compensation Committee. He is also a director of Stride Rite Corporation.

R. W. Van Sant          Mr. Van Sant, 57, has been Chairman of the Board,
                        President and Chief Executive Officer of the Company since December 1991. He held the offices of President and Chief Operating Officer from October 1991 to
                        December 1991. Mr. Van Sant served as President and
                        Chief Executive Officer of Blount, Inc., a company engaged in construction and manufacturing operations, from December 1990 to October 1991. Mr.
                        Van Sant has been a Director of the Company since
                        1988, is Chairman of the Executive Committee and is a member of both the Committee on the Board and the Finance Committee. He is also a director of Amcast
                        Industrial Corporation.

DIRECTOR WITH TERM EXPIRING IN 1996

Nancy Huston Hansen     Mrs. Hansen, 60, has been the Vice President of
                        Evangelical Affairs for The Huston Foundation since
                        1984 and the Chief Executive Officer of Hansen
                        Development Corporation, a company engaged in construction and land development, since 1988. She became a Director of the Company in 1985. Mrs. Hansen is a member of the Audit Committee and the Finance
                        Committee. She is also a director of The Huston
                        Foundation and Hansen Development Corporation.

 During the Company's 1995 fiscal year the Board of Directors held six meetings. All members of the Board of Directors attended more than 75% of the meetings of the Board and of the Committees of which such Directors were members during the time period in which they served.

                                  MANAGEMENT

 The following table sets forth as of March 1, 1996, the approximate number of shares of common stock and preferred stock of the Company (rounded to the nearest share) beneficially owned by each Director, by each Executive Officer named in the Summary Compensation Table on page 11 and by all Directors and Executive Officers of the Company as a group who were serving in such capacities on that date.

                           SHARES BENEFICIALLY                PERCENT
                                  OWNED                     OF CLASS(1)
                           ---------------------------------------------------
NAME                        COMMON        PREFERRED     COMMON     PREFERRED
----                       ----------     ----------------------- ------------
R. W. Van Sant                120,858(2)         550 less than 1% less than 1%
Michael O. Alexander            3,700(3)         -0- less than 1%         none
Rod Dammeyer                    2,500            -0- less than 1%         none
T. Kevin Dunnigan               2,400(4)         -0- less than 1%         none
Ronald M. Gross                 5,000(3)         -0- less than 1%         none
Nancy Huston Hansen           261,599(5)         -0-         1.8%         none
Sandra L. Helton                1,200(6)         -0- less than 1%         none
T. Grant John                  28,967(7)         226 less than 1% less than 1%
Richard D. Luzzi               15,876(8)         255 less than 1% less than 1%
William H. Nelson, III          4,800(3)         -0- less than 1%         none
Stuart J. Northrop              3,975(3)         -0- less than 1%         none
James J. Norton                10,500(9)         -0- less than 1%         none
Dennis M. Oates                58,427(10)        900 less than 1% less than 1%
David B. Price, Jr.               500            -0- less than 1%         none
William D. Sprague             26,800(11)        891 less than 1% less than 1%
Joab L. Thomas                  4,600(12)        -0- less than 1%         none
W. Paul Tippett                 4,500(3)         -0- less than 1%         none
All Directors and
  Executive Officers as a
  Group
  (20 Persons)                585,437(13)      4,978         3.9%           1%

---------
(1) Rounded to the nearest one-tenth of one percent and based on (i) the number of shares subject to options for common stock exercisable by such person(s) on or before May 1, 1996, and 14,775,544 shares of common stock, which on March 1, 1996, was the approximate number of shares outstanding and (ii) 493,463 shares of preferred stock, which on March 1, 1996, was the approximate number of shares outstanding.

(2) Includes options to purchase 120,000 shares of common stock that are currently exercisable.

(3) Includes options to purchase 3,000 shares of common stock that are currently exercisable or will become exercisable on May 1, 1996.

 (4) Includes options to purchase 2,000 shares of common stock that are currently exercisable or will become exercisable on May 1, 1996.

 (5) Mrs. Hansen has sole voting and investment power with respect to 36,145 shares and options to purchase 3,000 shares that are currently exercisable or will become exercisable on May 1, 1996. She has shared voting and investment power with respect to 214,600 shares owned by The Huston Foundation, 165 shares held in a trust of which she is the trustee for the benefit of her grandson and 4,500 shares held in a trust of which she is a trustee for the benefit of one of her children. Also included are 3,189 shares held by her late husband's estate, as to which she disclaims beneficial ownership.

 (6) Includes options to purchase 1,000 shares of common stock that will become exercisable on May 1, 1996.

 (7) Includes options to purchase 28,700 shares of common stock that are currently exercisable and 41 shares held by his wife in a retirement plan, as to which he disclaims beneficial ownership.

 (8) Includes options to purchase 15,200 shares of common stock that are currently exercisable.

 (9) Includes 500 shares held jointly with his wife and options to purchase 10,000 shares of common stock that are currently exercisable.

(10) Includes options to purchase 49,350 shares of common stock that are currently exercisable.

(11) Includes options to purchase 26,050 shares of common stock that are currently exercisable and 300 shares held by his wife, as to which he disclaims beneficial ownership.

(12) Includes 1,600 shares held jointly with his wife and options to purchase 3,000 shares of common stock that are currently exercisable or will become exercisable on May 1, 1996.

(13) Includes options to purchase 302,750 shares of common stock that are currently exercisable or will become exercisable on May 1, 1996, and 3,530 shares as to which beneficial ownership is disclaimed.

COMMITTEES OF THE BOARD

 Among the standing committees of the Board of Directors are the Audit Committee, the Executive Development and Compensation Committee and the Committee on the Board.

 The Audit Committee is appointed by the Board and currently consists of six members, none of whom are members of the Company's management. It is responsible for overseeing the Company's internal accounting and auditing methods and procedures, and it recommends to the Board a firm of independent public accountants for appointment by the Board. The Audit Committee meets periodically with the auditors to review their findings and recommendations. During the Company's 1995 fiscal year this Committee held three meetings.

 The Executive Development and Compensation Committee is appointed by the Board and currently consists of five members. This Committee is responsible for the administration of the Lukens Performance Incentive Plan, the 1985 Stock Option and Appreciation Plan and the supplemental retirement plans; makes recommendations to the Board concerning such other executive compensation arrangements and plans as it deems appropriate; reviews the Company's policies and plans for the development and succession of executive personnel; and performs such other duties as the Board may assign. During the Company's 1995 fiscal year the Executive Development and Compensation Committee held three meetings.

 The Committee on the Board is appointed by the Board and currently consists of five members. This Committee is empowered to consult with the Chief Executive Officer on candidates for nomination to the Board; to recommend to the Board policies and guidelines for qualification for service as a Director and for Director compensation; and to monitor performance by individual Directors. This Committee will consider nominees for Director recommended by stockholders provided such recommendations are made in writing addressed to the Secretary of the Company prior to the first of December so that the Committee may review all recommendations in advance of the January meeting of the Board at which time the nominees for election at the next Annual Meeting are customarily considered. During the Company's 1995 fiscal year the Committee on the Board held five meetings.

 To be eligible for election to the Board of Directors, persons nominated other than by the Committee on the Board must be nominated in accordance with certain procedures set forth in the By-laws, which require that the Secretary of the Company receive timely notice of such proposed nomination. Such notice must be received by the Secretary not less than 50 days nor more than 75 days prior to the meeting at which the Directors are to be elected (or, if fewer than 65 days notice or prior public disclosure of the meeting date is given or made to stockholders, no later than the 15th day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made). Such notice must contain certain information about the nominee, including his or her age, business and residence address and principal occupation, the class and number of shares of capital stock beneficially owned and such other information as will be required to be included in a Proxy Statement soliciting proxies for the election of the proposed nominee, and certain information about the stockholder proposing to nominate that person. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as a Director.

 In addition to the foregoing, the Executive Committee and the Finance Committee are standing Committees of the Board.

SUMMARY OF EXECUTIVE COMPENSATION

 The following information for the fiscal years ended December 25, 1993, December 31, 1994 and December 30, 1995 is given as to the Chief Executive Officer, each of the four other most highly compensated Executive Officers of the Company who were serving as Executive Officers at the end of the 1995 fiscal year and whose base salary and bonus exceeded $100,000 during the 1995 fiscal year, and Dennis M. Oates, who was one of the four most highly compensated Executive Officers during 1995 but was not serving as an Executive Officer at the end of the fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                              LONG-TERM
                               ANNUAL COMPENSATION           COMPENSATION
                        ---------------------------------    ------------
                                                                AWARDS
                                                  OTHER      ------------
                                                  ANNUAL      SECURITIES   ALL OTHER
   NAME AND                                      COMPEN-      UNDERLYING    COMPEN-
  PRINCIPAL                                       SATION       OPTIONS/     SATION
 POSITION(S)   YEAR     SALARY($)(1) BONUS($)(1)  ($)(1)       SARS(#)      ($)(1)
 ------------  ----     ------------ ----------- --------    ------------  ---------
 R. W. Van
   Sant        1995       $565,563    $214,529   $ 51,043(2)    27,735(3)  $321,143(4)
  Chairman,    1994       $536,508    $104,380     (5)           -0-       $ 18,247
  President
   and         1993       $536,508    $ 64,381     (5)           -0-       $ 18,454
  Chief Exec-
   utive Of-
   ficer
 T. G. John    1995       $204,959    $ 63,365   $ 34,914(6)    21,305(7)  $  9,986(8)
  Senior Vice
   President,  1994       $178,223    $ 50,741   $ 71,461       13,000     $  9,726
  Commercial   1993(9)    $158,021    $ 77,810   $ 72,642        2,700     $  1,431
 R. D. Luzzi   1995       $174,899    $ 51,808     (5)          13,882(7)  $  7,466(10)
  Vice Presi-
   dent,       1994       $160,020    $ 25,000   $ 22,540        5,000     $  7,041
  Human Re-
   sources     1993(11)   $146,685    $ 40,000   $111,230        2,700     $    507
 J. J. Norton  1995       $193,210    $ 58,199     (5)          17,882(7)  $  6,750(12)
  Vice Presi-
   dent        1994       $181,840    $ 96,703   $ 48,075        -0-       $  3,025
               1993       $181,125    $108,675     (5)           -0-       $  2,489
 W. D. Spra-
   gue         1995       $173,473    $ 45,585     (5)          11,344(7)  $  8,933(13)
  Vice Presi-
   dent,       1994       $162,072    $ 15,000     (5)           5,000     $  9,340
  General
   Counsel     1993       $162,072    $ 14,586   $ 18,390        2,800     $  9,407
  and Secre-
   tary
 D. M. Oates   1995(14)   $191,182    $ 54,670     (5)          17,795(15) $ 65,166(16)
  Senior Vice  1994       $175,920    $ 31,282   $ 23,500        9,000     $  8,541
  President    1993       $175,920    $ 50,101     (5)           4,100     $  8,735

---------
 (1) Rounded to the nearest dollar.

 (2) Includes $30,426 imputed to Mr. Van Sant for use of the Company airplane and an automobile allowance provided by the Company of $13,512.

 (3) Options granted as part of Mr. Van Sant's annual bonus. See pages 16-17.

 (4) Represents $304,760 paid by the Company pursuant to the exercise by Mr. Van Sant of certain rights granted under his employment agreement (see page 13); $6,750 of Company contributions to the Lukens Inc. Employees Capital Accumulation Plan, adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended; $5,850 of Company-paid premiums for life insurance coverage above $50,000; and $3,783 of premiums paid by the Company on another term life insurance policy which covers Mr. Van Sant and is owned by the Company. The Company is the beneficiary under this second policy, but has assigned the right to proceeds equal to 2 1/2 times Mr. Van Sant's compensation to his designee.

 (5) Does not exceed the lesser of $50,000 or 10% of the total of such person's annual salary and bonus.

 (6) Includes an automobile allowance provided by the Company of $13,512; payment by the Company of country club dues of $11,438; and $9,964 of relocation expenses paid by the Company.

 (7) Is the aggregate of options granted as part of such Executive Officer's annual bonus and regular annual option grants. See pages 16-17.

 (8) Represents $6,750 of Company contributions to the Lukens Inc. Employees Capital Accumulation Plan and $3,236 of Company-paid premiums for life insurance coverage above $50,000.

 (9) Mr. John became an employee of the Company in February 1993. This table reflects compensation paid to him by the Company since that date.

(10) Represents $6,750 of Company contributions to the Lukens Inc. Employees Capital Accumulation Plan and $716 of Company-paid premiums for life insurance coverage above $50,000.

(11) Mr. Luzzi became an employee of the Company in February 1993. This table reflects compensation paid to him by the Company since that date.

(12) Represents Company contributions to the Lukens Group Employees Capital Accumulation Plan, adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

(13) Represents $6,750 of Company contributions to the Lukens Inc. Employees Capital Accumulation Plan and $2,183 of Company-paid premiums for life insurance coverage above $50,000.

(14) Mr. Oates ceased to be an Executive Officer in November 1995.

(15) Is the aggregate of options granted as part of Mr. Oates' annual bonus, which options were subsequently cashed-out, and regular annual option grants. See footnote 16.

(16) Represents $6,750 of Company contributions to the Lukens Inc. Employees Capital Accumulation Plan; $916 of Company-paid premiums for life insurance coverage above $50,000; a $10,000 severance payment; and $47,500 paid in connection with the cash-out of options for 7,795 shares.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

 The Company has entered into an agreement with Mr. Van Sant which provides for his employment by the Company until his 65th birthday. The agreement provides for the following compensation: a minimum base salary of $565,563 per annum, an annual bonus calculated and paid in accordance with the Lukens Performance Incentive Plan at a target amount of 60% of base salary and certain employee benefits. Pursuant to the agreement and adjusted to reflect a 50% stock dividend, Mr. Van Sant was issued 330,000 options to purchase common stock of the Company at an exercise price of $23.375 per share, which, as adjusted, was 85% of the fair market value of such common stock on the date of the grant. Such options vest at a rate of 30,000 per year. In order to reimburse Mr. Van Sant for certain compensation to which he would have otherwise been entitled had he not terminated his employment with Blount, Inc., the agreement also provides Mr. Van Sant with 30,476 rights, each of which entitles him upon exercise to an amount in cash equal to the lesser of
(i) $10.00 and (ii) the excess over $10.125 of the market value of a share of Class A Common Stock of Blount, Inc. Mr. Van Sant exercised such rights during the 1995 fiscal year. See the Summary Compensation Table on page 11. The agreement further provides that if Mr. Van Sant's employment is terminated by the Company prior to his 65th birthday, other than for disability or for cause, he will be entitled to continue to receive his full salary and certain other benefits under the agreement until the earlier of the third anniversary of his termination or his 65th birthday.

 Messrs. Van Sant, John, Luzzi, Norton and Sprague, as well as four other Executive Officers, are parties to agreements pursuant to which the Company agreed to pay such persons a lump-sum amount generally equal to the sum of approximately three times such person's annual base salary rate in effect in the year of a change in control plus such person's average Lukens Performance Incentive Plan award over the preceding three years, in the event of a change in control of the Company and the termination of such person's employment at any time during the two-year period thereafter. The Company also generally agreed to provide three years additional pension and welfare benefits and to "cash-out" such person's outstanding options. The total pension benefits and the option "cash-out" will be payable in lump-sums. These agreements provide for the payment of an amount necessary to pay any excise tax, and any taxes thereon, due on the payments. The purpose of the agreements is to assure the continued dedication of such persons to their duties and their unbiased counsel in the event of an unsolicited tender offer.

 In general, a "change in control" will be deemed to occur if (i) during a period of two consecutive years, the individuals who constituted the Board of Directors at the beginning of such period cease to constitute a majority of the Board, (ii) any person or group acquires 20% or more of the combined voting power of the Company's then outstanding securities, (iii) the Company is acquired by merger or consolidation or (iv) the Company is liquidated or substantially all of its assets are sold.

DIRECTOR COMPENSATION

 An annual retainer of $24,000 is paid to Directors who are not employees of the Company and an attendance fee of $900 is paid to such Directors for each day or part of a day they attend a regular or special meeting of the Board. A fee is also payable to such Directors for attendance at Board Committee meetings. The fee is $800 for all Committees, except that members of the Executive Committee are paid an attendance fee of $900. Attendance fees are paid for Committee meetings on Board meeting days except for Committee meetings of an administrative nature. An annual retainer of $2,500 per Committee is also paid to Directors who serve as Committee Chairmen. Directors who serve a partial year are paid a pro rata share of the annual retainer based upon the number of months served.

 Any Director of the Company who is separately compensated for Board services may elect to defer compensation for distribution at a later date. Deferred amounts may be invested in mutual funds or interest-bearing accounts and may be paid in a lump sum or in annual installments over a period of ten years.

 Each non-employee Director with five years or more of uninterrupted service on the Board will receive annual retirement payments at the time of retirement from the Board. After five years of service, a Director will receive retirement payments in an amount equal to 50% of the Director's base retainer. The percentage will increase by 10% for each full year of service thereafter to a maximum of 100% of the base retainer after ten years. These retirement payments may continue for a period equal to the lesser of the years of service on the Board or ten years. In the event of the death of a Director, the benefits which would have been payable to such Director will be paid to the Director's designated beneficiary for the remainder of the period. In the event of a change in control, this Plan also provides for a lump-sum payment of the present value of the total accrued benefits payable calculated as if the Director had retired on the date of the change in control.

 Pursuant to the Company's Stock Option Plan for Non-Employee Directors, each Director who is not an employee of the Company or any of its subsidiaries receives an annual grant of options to purchase 1,000 shares of the Company's common stock at an exercise price equal to the fair market value of the Company's common stock on the date of grant. Options become exercisable one year after the date of grant and expire ten years after the date of grant, except that options terminate three years after a person ceases to be a Director.

RETIREMENT PLANS

 The Lukens Inc. Salaried Employees Retirement Plan provides retirement benefits to certain salaried employees who retire or otherwise terminate employment after completing five or more years of service. The Lukens Inc. Supplemental Retirement Plan for Lukens Performance Incentive Plan Participants provides supplemental retirement benefits to participating managerial level employees. Benefits under this Plan are offset by benefits payable under the Lukens Inc. Salaried Employees Retirement Plan. In addition, the Lukens Inc. Supplemental Retirement Plan for Designated Executives provides supplemental retirement benefits to participating executives. Under this Plan benefits for participating executives are calculated by crediting the executive with service in addition to the executive's actual period of service as an employee. Benefits payable under this Plan are offset by benefits payable under the Lukens Inc. Salaried Employees Retirement Plan.

 Each of the Executive Officers named in the Summary Compensation Table on page 11, other than Mr. Norton, participates in the Lukens Inc. Salaried Employees Retirement Plan. Messrs. John, Luzzi and Sprague also participate in the Lukens Inc. Supplemental Retirement Plan for Lukens Performance Incentive Plan Participants. Mr. Van Sant also participates in the Lukens Inc. Supplemental Retirement Plan for Designated Executives. Benefits under these Plans are payable monthly and are based upon formulas which consider years of service and compensation (as defined in the Plans) and age at retirement.

 The following table shows the approximate annual retirement benefits that Messrs. Van Sant, John, Luzzi, Sprague and Oates would receive under the Plans described above based on credited years of service if they retire at normal retirement age. Lesser amounts may be payable following a termination of employment before normal retirement age.

                                    YEARS OF SERVICE
                  -----------------------------------------------------
REMUNERATION (1)  10 YEARS 15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS
----------------  -------- -------- -------- -------- -------- --------
   $  100,000     $ 16,700 $ 25,000 $ 33,300 $ 41,700 $ 43,300 $ 45,000
      200,000       34,000   51,000   68,000   85,000   95,000  105,000
      300,000       54,000   81,000  108,000  135,000  150,000  165,000
      400,000       74,000  111,000  148,000  185,000  205,000  225,000
      500,000       94,000  141,000  188,000  235,000  260,000  285,000
      600,000      114,000  171,000  228,000  285,000  315,000  345,000
      700,000      134,000  201,000  268,000  335,000  370,000  405,000
      800,000      154,000  231,000  308,000  385,000  425,000  465,000
      900,000      174,000  261,000  348,000  435,000  480,000  525,000
    1,000,000      194,000  291,000  388,000  485,000  535,000  585,000

---------
(1) The estimated benefit calculated is based on salary plus bonus, as designated in the Summary Compensation Table on page 11.

 Benefits payable under the Lukens Inc. Supplemental Retirement Plan for Lukens Performance Incentive Plan Participants and the Lukens Inc. Supplemental Retirement Plan for Designated Executives are computed on a straight life annuity basis and are subject to offset by any Social Security benefits to which the participant is entitled.

 Messrs. John, Luzzi, Sprague and Oates have credited service of approximately three, three, eight and 22 years, respectively, in the Lukens Inc. Salaried Employees Retirement Plan and, except for Mr. Oates, in the Lukens Inc. Supplemental Retirement Plan for Lukens Performance Incentive Plan Participants. Mr. Van Sant has credited service of approximately four years under the Lukens Inc. Salaried Employees Retirement Plan and 23 years under the Lukens Inc. Supplemental Retirement Plan for Designated Executives. Each Plan, with the exception of the Lukens Inc. Salaried Employees Retirement Plan, contains provisions for a present value lump-sum payment payable in the event of a change in control.


STOCK OPTION DATA

 Under the Company's 1985 Stock Option and Appreciation Plan, options to purchase common stock of the Company are granted on an annual basis to certain officers and other key employees of the Company and its subsidiaries at the fair market value of the common stock on the date of grant. Under the Lukens Performance Incentive Plan, options to purchase common stock of the Company are also granted to Executive Officers as part of their annual bonuses; these options are governed by the terms of the 1985 Stock Option and Appreciation Plan. The following table contains information regarding each type of option grant to each Executive Officer named in the Summary Compensation Table on page 11 during the 1995 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS
-------------------------------------------------------------------------------
                            % OF TOTAL
                NUMBER OF    OPTIONS
                SECURITIES  GRANTED TO
                UNDERLYING  EMPLOYEES  EXERCISE OR
                 OPTIONS    IN FISCAL  BASE PRICE  EXPIRATION    GRANT DATE
NAME            GRANTED(#)   YEAR (1)    ($/SH)     DATE (2)  PRESENT VALUE ($)
----            ----------  ---------- ----------- ---------- -----------------
R. W. Van Sant    27,735(3)    11.7%     $28.56     1/03/02       $264,037(4)
T. G. John        13,000(5)     5.5%     $27.75     1/31/05       $130,520(6)
                   8,305(3)     3.5%     $28.56     1/03/02       $ 79,064(4)
R. D. Luzzi        7,500(5)     3.2%     $27.75     1/31/05       $ 75,300(6)
                   6,382(3)     2.7%     $28.56     1/03/02       $ 60,757(4)
J. J. Norton      10,000(5)     4.2%     $27.75     1/31/05       $100,400(6)
                   7,882(3)     3.3%     $28.56     1/03/02       $ 75,037(4)
W. D. Sprague      5,000(5)     2.1%     $27.75     1/31/05       $ 50,200(6)
                   6,344(3)     2.7%     $28.56     1/03/02       $ 60,395(4)
D. M. Oates       10,000(5)     4.2%     $27.75     1/31/05       $100,400(6)
                   7,795(7)     3.3%     $28.56     1/03/02       $ 74,208(4)

---------

(1) Rounded to the nearest one-tenth of one percent.

(2) Outstanding options may expire earlier due to death, disability or termination of employment. The Company has agreed to cash-out outstanding options of certain Executive Officers upon a change in control. See page 13.

(3) Non-qualified options granted as part of the Executive Officer's annual bonus. The options granted in 1995 will become exercisable on January 3, 1998.

(4) Based on the Black-Scholes option pricing model, using the following assumptions: (a) 7 year option term; (b) 7.91% risk-free interest rate;
    (c) 28.5% volatility; and (d) 3.1% dividend yield.

(5) Regular option grants under the 1985 Stock Option and Appreciation Plan include options which qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and options which do not so qualify. The options granted in 1995 became exercisable on January 31, 1996.

(6) Based on the Black-Scholes option pricing model, using the following assumptions: (a) 10 year option term; (b) 7.6% risk-free interest rate;
    (c) 28.5% volatility; and (d) 3.1% dividend yield.

(7) Non-qualified options granted as part of Mr. Oates' annual bonus and subsequently cashed-out. See pages 11-12.

 The following table presents information about stock options exercised during the 1995 fiscal year by the Executive Officers named in the Summary Compensation Table on page 11 and the amount and value of unexercised options held by such Executive Officers at fiscal year-end, distinguishing between options that were vested (i.e., exercisable at year-end) and options that were not vested (i.e., becoming exercisable in the future).

              AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                              NUMBER OF SECURITIES
                                             UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                                                  YEAR-END (#)          FISCAL YEAR-END($)(1)
                SHARES ACQUIRED    VALUE    ------------------------- -------------------------
NAME            ON EXERCISE(#)  REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----            --------------- ----------- ----------- ------------- ----------- -------------
R. W. Van Sant        -0-           -0-       120,000      237,735     $645,000    $1,134,020
T. G. John            -0-           -0-        15,700       21,305        -0-      $   14,578
R. D. Luzzi           -0-           -0-         7,700       13,882        -0-      $    8,713
J. J. Norton          -0-           -0-         -0-         17,882        -0-      $   11,498
W. D. Sprague         -0-           -0-        21,050       11,344     $ 36,584    $    6,205
D. M. Oates           -0-           -0-        39,350       10,000     $150,625    $   10,000

---------
(1) Rounded to the nearest dollar. Based on the difference between the closing price of the Company's common stock on the New York Stock Exchange Composite Tape at fiscal year-end and the exercise price of the options.

                      REPORT OF EXECUTIVE DEVELOPMENT AND
                            COMPENSATION COMMITTEE

 The members of the Executive Development and Compensation Committee of the Board, none of whom are employees of the Company, hereby present to the stockholders of the Company this report concerning the compensation of the Company's Executive Officers, including the Executive Officers named in the Summary Compensation Table set forth on page 11. The role of the Committee, among other things, is to establish the broad compensation policy of the Company with respect to its Executive Officers and to determine the actual amounts of the salary and bonus components of the compensation of each such person as well as to approve the performance standards and award opportunities for the incentive programs for Executive Officers.

COMPENSATION POLICY

 The goal of the Company's executive compensation program is to attract, motivate and retain executives of the highest caliber. In the belief that this goal is most effectively achieved by closely linking executive compensation to corporate performance and returns to stockholders, the Company has established an executive compensation plan that conditions a substantial portion of such compensation on the Company's achievement of specified performance goals and on increases in the value of the Company's common stock. Effective in 1995, based on recommendations made by an independent executive compensation consultant, the Committee made certain changes in the method of determining incentive awards which conditioned a greater proportion of incentive compensation for Executive Officers on the long-term performance of the Company's common stock.

 In determining compensation for the Company's Executive Officers for 1995, the Committee relied on compensation guidelines established with the assistance of such compensation consultant. These guidelines were developed by reference to a peer group of companies, including some steel companies, that had revenues generally comparable to the Company's and were engaged in heavy manufacturing. The Committee believes that this sampling reflects the marketplace in which the Company competes for senior executives and is large enough to be meaningful.

 This comparative sampling of companies used by the Committee for compensation guidelines is different from the S & P Steel Index, which is the group of companies used for purposes of the performance graph set forth on page 23, comparing cumulative stockholder return on common stock. Comprised of steel companies exclusively, this group and the Company operate in similar environments and thus are similarly affected in terms of regulation, competition, industry trends and the other factors that affect performance. However, in recruiting, the Company looks to a wider field which includes manufacturing companies, not just steel companies, and so considers compensation in relation to this wider group.

 The compensation guidelines provide that fixed compensation should fall at or near the 50th percentile of the comparative group. For variable "at risk" compensation, the Committee sets targets that will provide an incentive to management to achieve above-average performance. Incentive compensation is paid only in years in which the Company is successful in meeting those targets.

 The Company's annual executive compensation program has three principal components, each described more fully below: (i) base salaries, (ii) awards under the Lukens Performance Incentive Plan (the "LPIP"), consisting of cash bonuses and the grant of stock options, and (iii) incentives under the Company's 1985 Stock Option and Appreciation Plan ("the Stock Option Plan"), consisting of the grant of stock options. Cash awards under the LPIP are based primarily on achievement of pre-established levels of return on net assets and operating earnings and thus are directly linked to Company performance. The values of option awards under the LPIP and the Stock Option Plan indirectly reflect the Company's performance through changes in the market price of the Company's common stock. Both the LPIP and the Stock Option Plan have been designed to align the interests of the Company's Executive Officers with those of the Company's stockholders.

 In setting compensation for Executive Officers, the Committee will, where appropriate, take into account the $1,000,000 deduction limitation under
Section 162(m) of the Internal Revenue Code.

SPECIFIC COMPONENTS OF COMPENSATION PROGRAM

 Salary. Base salaries for Executive Officers are the fixed component of their total compensation package. In general, base salaries are set and adjusted based on comparative standards and individual performance. For 1995, the Committee determined the base salary for each Executive Officer, taking into account Mr. Van Sant's evaluation of such Executive Officer's performance and his recommendations to the Committee concerning adjustments to such Executive Officer's base salary.

 Bonus. Under the LPIP, the Committee determines the annual awards for the Executive Officers (including Mr. Van Sant) based on (i) the performance of the Company, as measured by attained levels of return on net assets and operating earnings and (ii) the achievement of individual or team objectives. For 1995, the corporate objectives determined 70%, and the individual or team objectives determined 30%, of each Executive Officer's award. The specific threshold, target and maximum levels of return on net assets and operating earnings that are established each year by the Committee for corporate performance are based on, among other things, past Company performance and past industry performance. Team performance goals, some of which have threshold, target and maximum levels, were proposed for 1995 by Mr. Van Sant and approved by the Committee for each Executive Officer's department taking into consideration current issues and projects on which that department was working. Based on responsibility undertaken, position with the Company and competitive standards, the Committee then establishes a percentage of salary to be awarded as a bonus to participating Executive Officers at 100% achievement of target corporate and individual or team objectives. Such percentages range from 45% to 60% (for the Chief Executive Officer).

 At the beginning of the year, the Committee determines what each Executive Officer's LPIP award would be for that year, assuming that the target corporate and team objectives are achieved. Half of the projected LPIP award at target is then granted in the form of stock options to each Executive Officer. The number of stock options to be awarded is determined by taking half of the total LPIP award at target, multiplying it by 135% (to compensate for the risk of a longer term, non-cash award), and dividing that product by the Black-Scholes value for the Company's common stock (a pricing model for calculating the present value of options). Options granted as part of an LPIP award are governed by the terms of the Stock Option Plan.

 Cash awards for the remaining half of the LPIP award are made at the end of the year based on the Committee's objective determination of whether the thresholds for the applicable corporate and team goals were met. Executive Officers may receive a bonus based on the achievement or partial achievement of one set of performance factors (corporate or team) even if the threshold for the other set of performance factors is not met.

 For 1995, the Company exceeded not only the threshold but also the target levels of return on net assets and operating earnings, and so each Executive Officer received a cash award based on those performance factors. In addition, all Executive Officers received a cash bonus based on the achievement of at least some, if not all, of their team objectives.

 Option Plan. Under the Company's Stock Option Plan, options to purchase common stock of the Company are granted on an annual basis to Executive Officers at the fair market value of such common stock on the date of grant. Because the compensation element of options is dependent on increases in the market value of such common stock, stock options represent compensation that is tied to the Company's performance for up to 10 years (the period during which such options may be exercised).

 For 1995, the Committee set a range of the number of options that could be granted for each level of Executive Officer. The number of options within the applicable range granted to each Executive Officer was based on the Committee's subjective assessment of such Executive Officer's individual performance and other qualitative factors the Committee considered appropriate.

1995 COMPENSATION OF CHIEF EXECUTIVE OFFICER

 R. W. Van Sant has been Chairman, President and Chief Executive Officer of the Company since December 1991. Mr. Van Sant's initial base salary of $500,000 was established pursuant to the employment agreement discussed on page 13 based upon the scope of his responsibilities for the Company and comparative group standards. The Committee believes that the terms of Mr. Van Sant's employment agreement are consistent with the compensation policies of the Committee. His salary, which was $535,000 for 1993 and was kept at that level for 1994, was increased to $565,563 for 1995 due to the Company's improved financial performance.

 Mr. Van Sant received an LPIP option award of options for 27,735 shares of common stock based on the calculation for LPIP options discussed above for the other Executive Officers. He received an LPIP cash award of $214,529 because the Company exceeded both threshold and target levels for the corporate objectives and Mr. Van Sant achieved most of his individual objectives.

 Pursuant to his employment agreement, Mr. Van Sant was granted options totaling 330,000 that vest at a rate of 30,000 for each year of his continued employment with the Company. Mr. Van Sant is eligible for additional stock option grants in accordance with the Company's Stock Option Plan.

                              Executive Development and Compensation Committee

                                                Stuart J. Northrop, Chairman
                                                T. Kevin Dunnigan
                                                Ronald M. Gross
                                                William H. Nelson, III
                                                W. Paul Tippett

                               PERFORMANCE GRAPH

 The following graph illustrates a five-year comparison at fiscal year-end from 1990 through 1995 of the Company's cumulative total stockholder return on common stock with the cumulative total return on the S&P 500 Stock Index and the S&P Steel Index. These values assume an investment of $100 on January 1, 1991 and reinvestment of dividends. The companies included in the S&P Steel Index are Armco Inc., Bethlehem Steel Corporation, Inland Steel Industries, Inc., Nucor Corp., USX Corp.-U.S. Steel Group and Worthington Industries Inc.







                       1990  1991   1992   1993   1994   1995
                       ---- ------ ------ ------ ------ ------
  LUKENS INC.          $100 102.78 166.15 141.86 124.90 127.39
  S&P 500 INDEX        $100 130.47 140.41 154.56 156.60 215.45
  S&P STEEL INDEX      $100 122.88 160.77 211.54 205.74 190.78

          PROPOSED AMENDMENTS TO THE COMPANY'S 1985 STOCK OPTION AND
                               APPRECIATION PLAN

 On February 27, 1985, the Company's Board of Directors adopted the Company's 1985 Stock Option and Appreciation Plan, as amended (the "Stock Option Plan"), which permits the Committee administering the Plan to grant to officers and other key employees of the Company incentive awards in the form of stock options. The Company's stockholders approved the Stock Option Plan on April 24, 1985. The Board of Directors subsequently approved amendments to the Stock Option Plan on January 27, 1988, increasing the number of shares available for issuance from 250,000 to 550,000. These amendments were approved by the stockholders on April 27, 1988. On July 27, 1988 and September 28, 1992, the Company declared 50% stock dividends on its common stock, which increased the number of shares available for issuance under the Stock Option Plan from 550,000 to 825,000 and from 825,000 to 1,237,500. On January 27, 1993, the
Board of Directors approved amendments to the Stock Option Plan to increase, by 600,000, the number of shares available for issuance to a total of 1,837,500 and to extend the term of the Stock Option Plan to February 26, 1998. These amendments were approved by the stockholders on April 28, 1993. The Stock Option Plan currently permits granting of options to purchase up to 1,837,500 shares of common stock to officers and other key employees and expires on February 26, 1998.

 When adjusted to reflect the effect of both stock dividends, as of March 1, 1996, options to purchase 907,182 shares have been granted and exercised and options to purchase 835,787 shares have been granted but not exercised under the Stock Option Plan. Accordingly, as of March 1, 1996, there were only 94,531 shares available for future grants under the Stock Option Plan.

 The options granted but not exercised under the Stock Option Plan have a weighted average exercise price per share of $30.11. On March 1, 1996, the closing price of the Company's common stock on the New York Stock Exchange was $27.

 Options granted under the Stock Option Plan may be either options that qualify as incentive stock options under Section 422 of the Internal Revenue Code ("incentive stock options") or options that do not so qualify ("non-qualified stock options"). Under the terms of the Stock Option Plan the option exercise price may not be less than 100% of the fair market value of the underlying stock at the time the option is granted. Options expire upon the earlier of three months after the employee's termination of employment (subject to extension in the case of death, disability or retirement), an expiration date fixed by the Board of Directors and set forth in each individual option agreement or ten years from the date of grant. Under the terms of the Stock Option Plan the price payable to the Company on the exercise of an option may be paid in cash or by the delivery of shares of the Company's common stock that have been owned by the optionee for at least one year and have a fair market value on the date of exercise equal to the option price, or any combination thereof.

 The Board of Directors of the Company will make amendments to the Stock Option Plan which it deems necessary or advisable, provided that the Board shall seek stockholder approval of an amendment if it would (a) materially increase benefits to participants, (b) materially increase the number of shares issuable under the Stock Option Plan or (c) materially modify the requirements as to eligibility for participation in the Stock Option Plan. The Board has no present plans to adopt any further amendments to the Stock Option Plan prior to its expiration.

 On February 28, 1996, the Board of Directors of the Company unanimously adopted a resolution authorizing management to amend the Stock Option Plan to increase the number of shares available for issuance under the Stock Option Plan by 900,000 to a total of 2,737,500. The Board of Directors believes that it is advisable and in the Company's best interest to make additional shares available for the granting of options to officers and other key employees because options provide a valuable incentive for such persons to remain in the employ of the Company and stimulate their best efforts on behalf of the Company. The Board believes that options permit the Company to attract and retain qualified officers and other key employees by enabling the Company to offer such persons a stake in the Company and an incentive to promote the Company's success generally without the cash outlay that might otherwise be required to obtain comparable results.

 Approximately 60 officers and key employees are eligible to participate in the Stock Option Plan. The Company's Executive Development and Compensation Committee selects the participants in, determines the awards under and administers the Stock Option Plan. The Committee is composed entirely of non-employee Directors. In 1995, options to purchase approximately 82,550 shares were granted to Company officers and key employees under the Stock Option Plan, not including Executive Officers. In 1995, options to purchase approximately 154,797 shares were granted to current and former Executive Officers as a group (including grants of options as part of annual bonuses and regular grants under the Stock Option Plan). Such grants included options to purchase 27,735 shares granted to Mr. Van Sant, Chairman, President and Chief Executive Officer; options to purchase 21,305 shares granted to Mr. John, Senior Vice President, Commercial; options to purchase 13,882 shares granted to Mr. Luzzi, Vice President, Human Resources; options to purchase 17,882 shares granted to Mr. Norton, Vice President; options to purchase 11,344 shares granted to Mr. Sprague, Vice President, General Counsel and Secretary; and options to purchase 17,795 shares granted to Mr. Oates, former Senior Vice President. No options were granted to any other persons under the Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

 The federal income tax consequences relating to stock options are complex and subject to change. Accordingly, the summary that follows is intended only as a general guide.

 The grant of an incentive stock option will have no federal income tax consequences at the time of grant for either the Company or the employee. If an employee exercises an incentive stock option, does not dispose of the shares of stock transferred to him upon such exercise within (i) two years from the date the option was granted, and (ii) one year after the transfer of shares to him, and was an employee of the Company at all times from the date the option was granted to the day three months (or, in the case of an employee who is disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code, one year) before the date of such exercise, he will recognize no gain for federal income tax purposes upon the exercise of the option. Under these circumstances, the Company will not be entitled to any deduction. Any gain or loss upon the later sale of the shares by the employee will be treated as long-term capital gain or loss. In case of the death of any employee, the following applies: (i) the minimum holding period requirements are waived; and
(ii) if the employment requirement was satisfied at the time of death, the employment requirement on the date of exercise is waived.

 If the shares are disposed of before the expiration of the period described above, the employee will realize ordinary income in the year of such disposition. The amount of such ordinary income will be equal to the lesser of
(i) the excess of the fair market value of the shares at the time of exercise of the option over the option price, or (ii) if the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized, the amount of gain realized. Upon such a disposition, the Company will be entitled to a deduction in the same amount.

 The grant of a non-qualified stock option will have no federal income tax consequences at the time of grant for either the Company or the employee. If an employee exercises a non-qualified stock option, he will, except as noted below, recognize ordinary income measured by the difference between the option price and the fair market value of the shares on the date of exercise. The optionee's basis for the shares will be equal to their fair market value on the date the option is exercised. Under these circumstances, the Company will be entitled to a deduction equal to such difference. Any difference between such market value and the price at which the employee may subsequently sell his shares will be treated as a short-term or long-term capital gain or loss, depending on the period of time the shares have been held.

 Different consequences may apply for participants who are subject to Section 16 of the Securities Exchange Act of 1934 or who are subject to the alternative minimum tax.

Furthermore, special federal income tax rules may apply where, as described above, employees surrender shares in satisfaction of part or all of the option price.

 The text of the amendment is set forth in Exhibit A attached to this Proxy Statement and incorporated herein by reference. The proposed amendment will be approved if it receives the affirmative vote of a majority of votes entitled to be cast by holders of shares represented in person or by proxy at the Annual Meeting.

 The Board of Directors unanimously recommends a vote FOR the proposal to increase the number of shares available for issuance under the Stock Option Plan by 900,000 to a total of 2,737,500.

                          PRINCIPAL HOLDERS OF STOCK

 The following table sets forth information, as of December 31, 1995, regarding each person who is known by the Company to beneficially own more than 5% of any class of stock of the Company. Such information was provided to the Company by such persons or is based on data available to the Company.

                                                    SHARES
                                       TITLE OF  BENEFICIALLY      PERCENT OF
NAME AND ADDRESS                        CLASS       OWNED           CLASS(1)
----------------                       --------- ------------      ----------
State Street Bank and Trust Company
 Boston, MA                            Preferred    491,712(2)(3)    100.0%
The Equitable Companies Incorporated
 New York, NY                             Common    930,650(4)         6.3%
Lazard Freres & Co. LLC
  New York, NY                            Common    836,505(5)         5.7%
Systematic Financial Management, Inc.
  Fort Lee, NJ                            Common  1,019,001(6)         6.9%

---------
(1) Rounded to the nearest one-tenth of one percent and based on the number of shares of the applicable class outstanding on December 31, 1995.
(2) Rounded to the nearest share.
(3) Held as trustee of the Lukens Inc. Employees Stock Ownership Trust under the Lukens Inc. Employees Capital Accumulation Plan, as to which State Street disclaims beneficial ownership. The trustee's duties include management of the trust and voting the preferred stock held in the trust. See pages 1-2. Each share of preferred stock is convertible into three shares of the Company's common stock. If all of the shares of preferred stock were converted, State Street would hold 1,475,136 shares of common stock as trustee. These shares, together with the 52,250 shares of common stock held in separate or commingled funds managed by State Street, would represent approximately 10.4% of the Company's common stock.
(4) Equitable Companies is a parent holding company, whose subsidiary Alliance Capital Management L.P. beneficially owns such shares, as to all of which it has sole dispositive power, as to 706,050 of which it has sole voting power and as to 22,000 of which it has shared voting power.
(5) Lazard Freres has sole dispositive power with respect to all of such shares and sole voting power with respect to 574,855 of such shares.
(6) Systematic Financial has sole dispositive power with respect to all of such shares and shared voting power with respect to 104,320 of such shares.

                             CERTAIN TRANSACTIONS

 During fiscal year 1995, the Company loaned $120,000 to Mr. John, Senior Vice President, Commercial, and $224,700 to Mr. C.B. Houghton, Vice President and Controller of the Company, on an interest free basis. The purpose of these loans was to assist in their relocation when they became Executive Officers of the Company. Messrs. John and Houghton expect to repay their loans following the sale of their former residences.

                             SECTION 16 COMPLIANCE

 Section 16(a) of the Securities and Exchange Act of 1934 generally requires the Company's Directors and Executive Officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, Executive Officers and 10% owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the 1995 fiscal year, all Section 16(a) filing requirements applicable to its Directors, Executive Officers and 10% owners were met.

                        INDEPENDENT PUBLIC ACCOUNTANTS

 During the 1995 fiscal year Arthur Andersen LLP of Philadelphia, Pennsylvania, served as independent public accountants to the Company. They have been appointed as the Company's independent public accountants for the 1996 fiscal year by the Board of Directors. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will be available to respond to proper questions regarding the independent public accountants' responsibilities.

                                 OTHER MATTERS

 Management does not know of any matters other than those referred to in this Proxy Statement that may come before the Annual Meeting. However, if any other matters should properly come before the meeting, the persons named in the accompanying Proxy will have discretionary authority to vote all Proxies with respect to such matters in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

 If a stockholder wishes to present a proposal at the 1997 Annual Meeting, the proposal must comply with the regulations of the Securities and Exchange Commission and must be received by the Vice President, General Counsel and Secretary of the Company at 50 South First Avenue, Coatesville, Pennsylvania 19320 no later than November 25, 1996, in order for it to be included in the Proxy Statement for such meeting.

                            EXPENSE OF SOLICITATION

 The cost of soliciting Proxies will be borne by the Company. Some of the officers and employees of the Company may solicit Proxies personally and by telephone. In addition, Corporate Investor Communications, Inc. will provide assistance in soliciting Proxies by mail, telephone, telegraph and personal interview at an expected cost of $4,000 plus expenses.

                                   FORM 10-K

 THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. (IF EXHIBITS ARE REQUESTED, A CHARGE OF 25 CENTS PER PAGE WILL BE MADE.) SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE COMPANY AT 50 SOUTH FIRST AVENUE, COATESVILLE, PENNSYLVANIA 19320, ATTENTION: VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY.

                                              By Order of the Board of
                                              Directors

                                              /s/ William D. Sprague

                                              William D. Sprague
                                              Vice President, General Counsel
                                              and Secretary

                                   EXHIBIT A

  Section 2.1 of the Lukens Inc. 1985 Stock Option and Appreciation Plan is amended to read as follows:

  "The aggregate number of Shares which may be delivered upon exercise of Options granted under the Plan (including Shares delivered under Section
  4.7 hereof) shall not exceed 2,737,500, subject to appropriate adjustment in the event the number of issued Shares shall be increased or reduced by a change in par value, combination, split-up, merger, reclassification, distribution of a dividend payable in stock, or the like. Shares covered by Options which have lapsed or expired may again be optioned pursuant to the Plan."

                                  LUKENS INC.

                    1985 STOCK OPTION AND APPRECIATION PLAN
                AS AMENDED DECEMBER 17, 1986, FEBRUARY 25, 1987
               APRIL 27, 1988, AUGUST 15, 1988, JANUARY 31, 1990
           APRIL 28, 1993 AND PROPOSED TO BE AMENDED APRIL 24, 1996


     The Lukens, Inc. 1985 Stock Option and Appreciation Plan is hereby amended and renamed the Lukens Inc. 1985 Stock Option and Appreciation Plan (the "Plan"). This Plan has been amended to conform to the changes in the law under the Tax Reform Act of 1986, to reflect a deletion of the requirement of tender of Shares by the Participant to the Company, to increase the number of Shares issuable under the Plan, to reflect a three for two stock split effected August 15, 1988, and to provide for acceleration of Options upon a Change in Control.

     The purpose of the Plan is to furnish an incentive to those officers and other key employees who have demonstrated a capacity to contribute to the success of the Company and its present or future subsidiaries by making available to them a larger common stock ownership in the Company, to induce the continued service of such employees, and to stimulate their efforts for the continued success of the Company. Options granted under the Plan may be either incentive stock options, as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not meet the requirements of said Section 422A(b) of the Code, herein referred to as non-qualified stock options.


ARTICLE I.  DEFINITIONS
            -----------

     1.1 As used in this Plan, the following definitions apply to the terms indicated below:

          (a) "Board" means the Board of Directors of Lukens Inc.

          (b) "Change in Control" means any of the following events:

              (i) Any "person" or "group" (as such terms are used in Sections 3(a)(9), 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), considered together with its or their "affiliates" and "associates" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), is or becomes the beneficial owner (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), or acquires or holds voting control, directly or indirectly, of securities of the Company which, when considered together with any other securities which by their terms are convertible, even if not then convertible, represent twenty percent (20%) or more of the voting power of the then outstanding securities of the Company; or

              (ii) A change in the composition of a majority of the Board within 24 months after any "person" or "group" (as such terms are used in Sections 3(a)(9), 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), considered together with its or their "affiliates" or "associates" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), is or becomes the beneficial owner (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) or acquires or holds voting control, directly or indirectly, of securities of the Company which, when considered together with any other securities held by such person or group or their affiliates or associates which by their terms are convertible, even if not then convertible, represent twenty percent (20%) of the voting power of the then outstanding securities of the Company; or

              (iii) Any "person" or "group" (as such terms are used in Section 3(a)(9), 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) commences a tender offer or exchange offer for securities of the Company if, upon consummation thereof, the offeror, considered together with its "affiliates" and "associates" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), would own or control, directly or indirectly, securities of the Company which, when considered together with any other securities held by such person or group or their affiliates or associates which by their terms are convertible, even if not then convertible, represent thirty percent (30%) or more of the voting power of the then outstanding securities of the Company.

              The terms "person" and "group", as used in this Section (b), shall not include (i) the Company; (ii) any corporation in which the Company owns, directly or indirectly, voting securities sufficient to elect at least a majority of the directors of such corporation; (iii) any employee benefit plan of the Company or of any corporation described in clause (ii) above; (iv) any individual or entity organized, appointed or established by the Company for, or pursuant to the terms of any employee benefit plan described in clause (iii) above; and (v) a Participant. (as amended January 31, 1990)

          (c) "Committee" means the Committee appointed pursuant to Section 9.1 of the Plan.

          (d)  "Company" means Lukens Inc.

          (e) "Eligible Employee" means any employee, who on the date of the granting of an Option hereunder, is an officer or other key employee of the Company or of any Subsidiary Corporation and who, in the opinion of the Committee, has demonstrated a capacity for contributing to the success of the Company and its subsidiaries.

          (f) "Option" means a right to purchase Shares granted pursuant to the Plan and evidenced by an option certificate in such form as the Committee may adopt for general use from time to time.

          (g) "Participant" means an Eligible Employee to whom an Option is granted pursuant to this Plan.

          (h) "Plan" means the Lukens Inc. 1985 Stock Option and Appreciation Plan.

          (i) "Shares" mean shares of the Company's common stock, par value
$.01.

          (j) "Subsidiary Corporation" means any corporation, as defined in
Section 425(f) of the Code, now or hereafter existing in which the Company owns, directly or indirectly, in an unbroken chain of corporations, stock possessing 50% or more of the total combined voting power of all classes of stock of such corporation.

     1.2 An Option shall be deemed "granted" under this Plan on the date on which the Committee, by appropriate action, awards the Option to an Eligible Employee, or on such subsequent date as the Committee may designate.

     1.3 As used herein, the masculine includes the feminine and the plural includes the singular.

     1.4 For purposes of the Plan, the fair market value of the Shares on a valuation date shall be the mean between the highest and lowest prices at which the Company's stock was sold on the New York Stock Exchange on such date (or if such date shall not be a business day, then the next preceding day which shall be a business day), or if no sale takes place, then the mean between the bid and asked prices on such date; if no bid and asked prices are quoted for such date then such value as shall be determined by such method as the Committee shall deem to reflect fair market value as of such date.

ARTICLE II.  SHARES SUBJECT TO THE PLAN
             --------------------------

     2.1 The aggregate number of Shares which may be delivered upon exercise of Options granted under the Plan (including Shares delivered under Section 4.7 hereof) shall not exceed 2,737,500, subject to appropriate adjustment in the event the number of issued Shares shall be increased or reduced by a change in par value, combination, split-up, merger, reclassification, distribution of a dividend payable in stock, or the like. Shares covered by Options which have lapsed or expired may again be optioned pursuant to the Plan. (as amended April 27, 1988, August 15, 1988, April 28, 1993 and proposed to be amended April 24,
1996)

ARTICLE III.  GRANTS OF OPTIONS
              -----------------

     3.1 The Committee may, at any time during the term of the Plan, grant to any Eligible Employee an Option to purchase any number of Shares, subject to the limitation in Section 3.2 hereof.

     3.2 With respect to incentive stock options granted prior to January 1, 1987, the aggregate fair market value (determined as of the date the Option is granted) of the Shares for which any Participant may be granted Options intended to be incentive stock options in any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000 plus any unused limit carry-over (as described in Section 422A(c)(4) of the Code prior to amendment by the Tax Reform Act of 1986) to such year. With respect to all incentive stock options granted after December 31, 1986, the aggregate fair market value (determined as of the date the Option is granted) of the Shares for which any Participant may first exercise Options intended to be incentive stock options in any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000. (as amended December 17, 1986)

     3.3 No Option intended to be an incentive stock option shall be granted to an employee who, at the time the Option is granted, owns (within the meaning of Section 422A(b)(6) of the Code) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the corporation employing such employee or of its parent corporation or subsidiary corporation (as defined in Sections 425(e) and 425(f), respectively, of the Code).

     3.4 The Committee may in its discretion grant Options that are not intended to constitute incentive stock options. Such Options may be granted in excess of the limitations provided in this Section or on terms differing from those provided in Section 4.4 hereof.

     3.5 Each Option shall be evidenced by a written instrument, in such form as the Committee shall from time to time approve, which shall state the terms and conditions of the Option in accordance with the Plan and also shall contain such additional provisions as may be necessary or appropriate under applicable laws, regulations and rules.

ARTICLE IV.  TERMS OF OPTIONS
             ----------------

     4.1 At the time of granting the Option the Committee shall establish an Option exercise price per Share not less than 100 percent of the fair market value of a Share on the date the Option is granted.

     4.2 Options shall not be transferable otherwise than by will or the laws of descent and distribution. No Option shall be subject, in whole or in part, to attachment, execution or levy of any kind.

     4.3 A Participant may exercise an Option, subject to the terms of this Plan and applicable rules and regulations of the Committee, only after such Participant has completed one year of full time employment immediately following the date of the grant of such Option.

     4.4 Any Option granted before January 1, 1987, intended to be an incentive stock option may not be exercised in whole or in part while there is outstanding any incentive stock option which was granted before the granting of such Option to such Participant to purchase stock in his or her employer corporation or in a corporation which at the time of grant of such Option is a parent corporation or subsidiary corporation (as defined in Section 425(e) and 425(f) respectively, of the Code prior to amendment by the Tax Reform Act of 1986) of the employer corporation or in a predecessor of any such corporations. For this purpose, an incentive stock option shall be treated as outstanding until it is exercised in full or expires by reason of lapse of time. (as amended December 17, 1986)

     4.5 The expiration date of each Option shall be no more than ten years after the date of grant.

     4.6 All Options shall be exercisable during a Participant's lifetime only by such Participant.

     4.7 An Option may, in the discretion of the Committee, provide that upon the exercise of the Option the Participant shall receive, in addition to the Shares purchased upon exercise of the Option, an amount equal to the excess of the then fair market value of the Shares purchasable on exercise of the Option over the exercise price of the Option provided that such amount receivable shall not exceed the exercise price of the Option. Such additional amount shall be delivered to the Participant in cash, in Shares (valued at their then fair market value) or in a combination of cash and Shares as the Committee in its sole discretion shall determine.

     4.8 No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option prior to the purchase of such Shares upon the exercise of the Option.

     4.9 An Option may, in the discretion of the Committee, provide that in the event of a Change in Control, such Option shall automatically become fully exercisable, notwithstanding any other provisions of the Plan to the contrary. (as amended January 31, 1990)

ARTICLE V.  EXERCISE RIGHTS UPON TERMINATION OF EMPLOYMENT
            ----------------------------------------------

     5.1 If a Participant retires, the Participant's Option shall terminate three years after the date of such retirement, but in no event later than the date on which it would have expired if the Participant had not retired; provided, however, that if the Option is exercised later than three months after the date of retirement, it shall not constitute an incentive stock option.
After the date of retirement, the Participant may exercise the Option, in whole or in part, notwithstanding the limitations of Section 4.3 hereof.

     5.2 If a Participant becomes disabled, the Participant may exercise the Option (i) within one year after the date of disability, but in no event later than the date on which it would have expired if the Participant had not become disabled, or (ii) within such other period, not exceeding three years after the date of disability as shall be prescribed in the Option instrument; provided, however, that if the Option is exercised later than one year after the date of disability it shall not constitute an incentive stock option. During any such period the Participant may exercise the Option in whole or in part, notwithstanding the limitations of Section 4.3 hereof. For this purpose, a Participant shall be deemed to be disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for continuous period of not less than 12 months.

     5.3 If a Participant dies during a period in which he or she is entitled to exercise an Option (including the periods referred to in Sections 5.1, 5.2 and 5.4 hereof), the Participant's Option shall terminate three years after the date of death, but in no event later than the date on which it would have expired if the Participant had lived. During such period, the Option may be exercised by the Participant's executor or administrator or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance. The Option may be exercised in whole or in part notwithstanding the limitations of Section 4.3 hereof.

     5.4 If a Participant ceases to be employed by the Company or a Subsidiary Corporation for any reason other than retirement, disability or death, the Participant's Option shall terminate three months after the date of such cessation of employment, but in no event later than the date on which it would have expired if such cessation of employment had not occurred. During such period the Option may be exercised only to the extent that the Participant was entitled to do so under Section 4.3 hereof at the date of cessation of employment unless the Committee, in its sole discretion, permits exercise of the Option to a greater extent. The employment of a Participant shall not be deemed to have ceased upon his or her absence from the Company or a Subsidiary Corporation on a leave of absence granted in accordance with the usual procedures of the Company or such Subsidiary Corporation.

ARTICLE VI.  DELIVERY OF SHARES
             ------------------

     6.1 No Shares will be delivered upon exercise of an Option until the exercise price of the Option is paid (i) in full in cash, (ii) by the delivery to the Company of Shares with fair market value equal to the exercise price of the Option, or (iii) partly in cash and partly in Shares valued at their fair market value provided, however, that Shares received upon exercise of an Option under this Plan may be delivered in payment of the exercise price only after they have been held by the Participant for one year subsequent to such prior exercise. The Committee will establish procedures implementing the holding period requirement. Fair market value shall be determined as of the close of the business day immediately preceding the date on which the Option is exercised, in the manner described in Section 1.4 hereof. If required by the Committee, no Shares will be delivered upon the exercise of the Option unless a Participant has given the Company a satisfactory written statement that the Shares are being acquired for the Participant's account and not with a view to the distribution of the Shares.

     6.2 Share certificates issued to Participants upon exercise of Options may, at the sole discretion of the Committee, bear language limiting their transfer otherwise than in accordance with the Plan and applicable state and federal law.

ARTICLE VII.  CONTINUATION OF EMPLOYMENT
              --------------------------

     7.1 Neither this Plan nor the grant of any Option hereunder shall confer upon any Participant the right to continue in the employ of the Company or any Subsidiary Corporation or limit in any respect the right of the Company or any Subsidiary Corporation to terminate his employment at any time.

ARTICLE VIII.  REORGANIZATION OF THE COMPANY
               -----------------------------

     8.1 In the event the Company is succeeded by another corporation in a reorganization, which term includes a merger, consolidation, acquisition of all or substantially all of the assets or common stock of the Company, separation or liquidation, the Participant shall, at the same cost, be entitled upon the exercise of an Option, to receive (subject to any required action by stockholders) such securities of the surviving or resulting corporation and such additional amount as provided in Section 4.7 hereof as the board of directors of such corporation shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of shares of stock or other securities and related additional amount determined under Section 4.7 to which the Participant would have been entitled under the terms of the agreement of reorganization, (without adjustment for any fractional interest thereby eliminated), as if, immediately prior to such event, the Participant had been the holder of record of the number of Shares which were then subject to such Option. Such shares of stock or other securities shall, after such reorganization be deemed to be Shares for all purposes of the Plan including the right to an additional amount as provided in Section 4.7 of the Plan.

ARTICLE IX.  ADMINISTRATION
             --------------

     9.1 The Plan shall be administered by a Committee, consisting of not less than three directors, appointed by the Board to serve at the pleasure of the Board. No member of the Committee shall be eligible to receive Options hereunder while serving thereon.

     9.2 The Committee shall be empowered, subject to the provisions of the Plan and to any other directives issued by the Board, to prescribe, amend and rescind rules and regulations of general application relating to the operation of the Plan and to make all other determinations necessary or desirable for its proper administration. Decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Eligible Employees.

     9.3 Neither the Company, any Subsidiary Corporation, nor any director or officer thereof, nor the Committee nor any member of the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith. The Committee and each of its members shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and under any directors and officers liability insurance coverage which may be in effect from time to time.

ARTICLE X.  DISPOSITION OF SHARES
            ---------------------

     10.1 Each Participant, by accepting an incentive stock option hereunder prior to February 28, 1987, agrees that, before disposing of any Shares acquired pursuant to such Option, he will tender such Shares to the Company. The Company shall have the right, within five (5) days following the receipt of tender of such Shares, to purchase such Shares at a price equal to the fair market value of such Shares, on the date of such tender. If the Company does not accept the offer to purchase the Shares so tendered within the five (5) day period such Shares shall thereafter be free of all restrictions affecting their disposition under this Article X. (as amended February 28, 1987)

     10.2 The instruments evidencing Options intended to be incentive stock options shall provide that if, within two years from the date of grant of the Option or within one year after the transfer of Shares of Common Stock to the Participant on exercise of the Option, the Participant makes a disposition (as defined in Section 425(c) of the Code) of any such Shares, the Participant shall notify the Secretary of the Company within 10 days after such disposition. The Committee may direct that a legend restricting transfer in the absence of appropriate notification be affixed to any stock certificates representing Shares transferred under the Plan.

ARTICLE XI.  AMENDMENT AND DISCONTINUANCE
             ----------------------------

     11.1 The Board is authorized to make such changes in the Plan as shall be necessary to bring it into conformity with any regulations of any governmental body having jurisdiction; and may otherwise alter the Plan subject, however, to the prior approval of the stockholders of the Company if such alteration would:
(a) materially increase benefits to Participants, (b) materially increase the number of Shares issuable under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan. The Board may at any time suspend or discontinue the Plan. No action of the Board or of the stockholders, however, shall alter or impair any Option theretofore granted under the Plan except as herein provided.

ARTICLE XII.  MISCELLANEOUS
              -------------

     12.1 It is expressly understood that this Plan grants powers to the Committee but does not require their exercise; nor shall any person, by reason of the adoption of this Plan, be deemed to be entitled to the grant of any Option; nor shall any rights be deemed to accrue under the Plan except as Options may actually be granted hereunder.

     12.2 The adoption of this Plan shall not preclude the Board from granting options to purchase Shares to any person in connection with his employment by the Company or by a Subsidiary Corporation without reference to, and outside of, this Plan.

     12.3 All expenses of the Plan, including the cost of maintaining records, shall be borne by the Company.

     12.4 The Company and any Subsidiary Corporation shall have the right to deduct from all cash payments any federal, state, or local taxes required by law to be withheld with respect to such cash payments.

     12.5 The Plan shall be construed in accordance with and be governed by the laws of the Commonwealth of Pennsylvania.

ARTICLE XIII.  PLAN ADOPTION AND TERM
               ----------------------

     13.1 This Plan shall become effective upon its adoption by the Board, and Options may thereafter be granted, provided, however, that the Plan shall be submitted to the Company's stockholders for their approval at the next following Annual Meeting of Stockholders. If the Plan is not approved by the affirmative vote of the holders of at least a majority of the Shares entitled to vote at the meeting, then the Plan and all Options then outstanding shall immediately automatically terminate and be of no force or effect.

     13.2 Subject to the provisions of the Plan relating to amendment or discontinuance, this Plan shall continue in effect until February 26, 1998. No Option may be granted hereunder after such date, but Options granted before such date may extend beyond the termination date of the Plan. (as amended April 28,
1993)

               Executed this _____ day of _______________, 1996.


                                                  ______________________________
                                                  Secretary to the Board
                                                  of Lukens Inc.

                                                                           PROXY
                                  LUKENS INC.

  The undersigned:

  (i) as a holder of record of Lukens Inc. common stock hereby appoints Sandra
L. Helton, William H. Nelson, III and Stuart J. Northrop the proxies of the undersigned (each with power to act alone and with power of substitution and with discretionary authority to cumulate on the vote for the election of Directors) to represent and vote, in the manner directed herein, the shares of stock of Lukens Inc. which the undersigned would be entitled to vote if personally present; or

  (ii) as a participant in the capital accumulation plan specified on the reverse side hereby instructs the trustee of such plan to vote all shares of common stock and/or preferred stock of Lukens Inc. which are credited to the undersigned's account in such plan in the manner directed herein (with discretionary authority to cumulate on the vote for the election of Directors)

at the Annual Meeting of Stockholders of Lukens Inc. to be held at the Administrative Resources Center, Modena Road, South Coatesville, Pennsylvania, on April 24, 1996, at 1:30 P.M., EDT, or at any adjournment thereof, and in the proxies' or the trustee's discretion, as applicable, upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith.

  The shares represented hereby will be voted in accordance with the specifications made on the reverse side or, IF NO SPECIFICATION IS MADE, THEY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED AND FOR THE APPROVAL OF THE AMENDMENT TO THE 1985 STOCK OPTION AND APPRECIATION PLAN.

                (PLEASE FILL IN, SIGN AND DATE ON REVERSE SIDE)
                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. MANAGEMENT RECOMMENDS A VOTE FOR THE DIRECTORS NOMINATED AND FOR PROPOSAL 2.



                     FOR        WITHHELD
1. ELECTION OF       [_]          [_]
   DIRECTORS

For, except vote withheld from the
following nominee(s):

------------------------------------------------------------

NOMINEES: MICHAEL O. ALEXANDER,
          DAVID B. PRICE, JR. AND
          JOAB L. THOMAS

To cumulate votes for any nominee(s), write the name(s) and the amount allocated to such person(s) in the space provided below:

------------------------------------------------------------


2. APPROVAL OF AMENDMENT          FOR     AGAINST       ABSTAIN
   TO 1985 STOCK OPTION AND       [_]       [_]           [_]
   APPRECIATION PLAN






NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as corporate officer, attorney, executor, administrator, trustee or guardian, please give full title as such.

-----------------------------------------------------------
Signature

-----------------------------------------------------------
Signature, if held jointly

DATE
     ------------------------------------------------------